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                                                                Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Travelers Property Casualty Corp.:

We consent to the incorporation by reference in the registration statement on Form S-3 of our report on the consolidated financial statements of the Travelers Property Casualty Corp. (the "Company") dated January 17, 1997, and our report on the related financial statement schedules dated January 17, 1997, which are incorporated by reference or included in the 1996 Annual Report on Form 10-K of the Company, and which is incorporated herein by reference.


                                          /s/ KPMG Peat Marwick LLP

Hartford, Connecticut
June 25, 1997